Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statements on Form S-8 of American CareSource Holdings, Inc. of our report dated March 31, 2009 relating to our audits of the consolidated financial statements which appear in the Annual Report on Form 10-K of American CareSource Holdings, Inc. for the year ended December 31, 2008.

Des Moines, Iowa
May 21, 2009

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.